Exhibit 99.2
Wheels Up Announces Fleet Modernization Strategy and Associated Transactions

Wheels Up to transition its current jet fleets to
Phenom 300 Series and Challenger 300 Series aircraft

Entered into agreement to acquire GrandView Aviation’s entire fleet of
17 Phenom 300 and Phenom 300E aircraft

Entered into agreement to sell entire owned fleet of super mid Citation X aircraft and lease for a limited period in preparation for transition to Challenger fleet

New fleet to be outfitted with best-in-class Gogo Galileo HDX satellite-based WiFi

Committed financing to be provided by Bank of America, with credit support from Delta Air Lines

ATLANTA – October 22, 2024 – Wheels Up Experience Inc. (NYSE: UP) today announced a series of major aircraft, commercial and financing transactions that lay the foundation for the company’s fleet modernization strategy. Upon closing, the transactions will initiate the transition of Wheels Up’s four existing jet aircraft types to two of the most preferred and successful aircraft types in the industry – Embraer’s Phenom 300 and Phenom 300E aircraft and Bombardier’s Challenger 300 and Challenger 350 aircraft.

Once complete, the transition of Wheels Up’s jet aircraft to the highly reliable Phenom 300 series and Challenger 300 series models is expected to lower the average aircraft age of its fleet by approximately 10 years – a fleet transition with wide-reaching operational implications, including expected improvement in operational performance, operational efficiency and, in turn, an enhanced customer experience.

The company intends to continue to operate in support of its customers a fleet of King Air aircraft within its existing service areas.

“Fleet modernization is the next critical step in the journey of Wheels Up. We believe our flexible, accessible offerings across programmatic membership and global charter, enhanced through our one-of-a-kind strategic partnership with Delta Air Lines, already deliver the most customer-centric global aviation solutions available in the market today” said George Mattson, CEO of Wheels Up. “We believe our fleet modernization strategy and the enabling transactions we are announcing today will allow us to deliver those solutions with a best-in-class aircraft fleet, with an elevated customer experience to match.”

Wheels Up to Acquire GrandView Aviation’s Phenom Fleet
Wheels Up has entered into a binding agreement to acquire the entire Phenom fleet of GrandView Aviation, a subsidiary of Global Medical Response. The agreement provides for the acquisition of their entire fleet of 17 Embraer Phenom 300 and Phenom 300E aircraft and certain related maintenance assets to support the fleet, at a purchase price of $105 million, subject to certain adjustments. Under the terms of the agreement, Wheels Up expects to assume GrandView’s existing customer programs and retain most of the existing pilot group, integrating them into the existing Wheels Up pilot workforce.

Wheels Up and GrandView also expect to enter into a short-term Transition Services Agreement at closing, under which GrandView will operate the Embraer Phenom aircraft on Wheels Up’s behalf while the aircraft are transitioned to the company’s Wheels Up Private Jets FAA operating certificate.

The company anticipates that the GrandView acquisition will close as promptly as practicable this quarter and expects thereafter to immediately introduce the Phenom fleet into its programmatic membership and charter offerings.

Wheels Up intends to grow its fleet of Phenom series aircraft by opportunistically acquiring or leasing additional aircraft in the secondary market and expects to complete the fleet transition and retire its existing fleet of light and mid-sized jet aircraft within approximately three years, subject to business and market conditions.

Wheels Up to Introduce Bombardier Challenger Aircraft
In the super mid category, Wheels Up intends to opportunistically acquire a fleet of pre-owned Challenger 300 and Challenger 350 aircraft via the secondary market through a combination of outright purchases and long-term leasing.

In preparation for this transition, Wheels Up has agreed to sell all 13 of its currently owned Citation X aircraft to an unrelated third party. The company expects to lease a portion of those sold aircraft and amend the lease terms for other Citation X aircraft that are currently leased from that same buyer. This agreement also provides the ability to replace leased aircraft with Challenger aircraft in the future.

The Bombardier Challenger 300 Series aircraft are expected to be introduced into Wheels Up’s fleet beginning next year, with availability on both an as-requested charter basis and on specified routes for members. A full introduction into Wheels Up’s programmatic offering across guaranteed service areas is expected by the end of 2025.

Consistent with the timing of the Phenom transition plan, and subject to business and market conditions, Wheels Up expects to complete the transition to the Challenger platform within approximately three years.

An Enhanced Customer Experience with Gogo
As a key strategic step in enhancing the customer experience, Wheels Up has entered into a letter of intent with Gogo Business Aviation to equip the Phenom and Challenger aircraft Wheels Up expects to acquire with the enhanced capabilities and superior performance of Gogo Galileo HDX satellite-based WiFi.  Gogo’s low earth orbit (LEO) satellite system is expected to deliver high bandwidth, low latency, global coverage and be capable of live streaming and voice telephony.

“We believe that providing best-in-class connectivity while in the air is a core element of the customer promise and the customer experience”, said George Mattson, Wheels Up CEO. “We anticipate that we will be one of the first and only domestic fleets of private aviation aircraft equipped with this level of capability and, like our partner Delta in the commercial aviation space, want to provide the highest level of connectivity and performance that available technology delivers.”

As part of the agreement, Gogo has committed to complete certification for the Gogo Galileo HDX system and plans to have HDX certification on the Challenger and Phenom platforms by the middle of 2025, with transition for Wheels Up’s updated fleet planned to begin immediately thereafter.

Committed Financing to be Provided by Bank of America with Credit Support from Delta Air Lines
Wheels Up has entered into a commitment letter with Bank of America for a new, five-year, up to $332 million senior secured revolving credit facility. The company anticipates that the revolving facility will close concurrently with the closing of the GrandView acquisition in the fourth quarter.

Wheels Up expects to utilize the revolving facility to fund several actions, including the GrandView acquisition; the redemption of all outstanding equipment notes on the company’s owned aircraft; and general corporate purposes. The financing is also expected to deliver up to $115 million of additional cash to the balance sheet of Wheels Up and provides future revolving borrowing availability under certain conditions, with which Wheels Up expects to opportunistically acquire additional Phenom and Challenger aircraft in the future as it completes its fleet modernization plan.

Delta Air Lines is expected to provide credit support for the new financing, enhancing Wheels Up’s access to capital and on more attractive terms than would otherwise be available.

“In the year since we’ve invested in Wheels Up, their operational performance, financial progress and the successful revamp of their customer offering have validated our decision to embark on this one-of-a-kind strategic partnership,” said Ed Bastian, CEO of Delta Air Lines. “Underpinned by those key improvements and further fueled by the forthcoming execution of this modernized fleet strategy, we feel more confident than ever that Wheels Up is on the right track to be a global leader in private aviation, as we work together to build an unrivaled partnership spanning across commercial and private travel.”

Future Fleet Enhancements
Wheels Up is also in discussions with Bombardier, Embraer and other third-party providers on additional elements of its product offering and customer experience, including standardized livery and interiors. Updates are expected in the coming months.

Concurrently with this announcement, the company is filing a current report on Form 8-K with the SEC related to the GrandView acquisition and commitment for the revolving facility.

About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. and one of the largest companies in the industry. Wheels Up offers a complete global aviation solution with a large and diverse fleet and a global network of safety vetted charter operators, all backed by an uncompromising commitment to safety and service. Customers can access charter and membership programs, as well as unique commercial travel benefits through a one-of-a-kind, strategic partnership with Delta Air Lines. Wheels Up also offers freight, safety and security solutions and managed services to individuals, industry, government and civil organizations.

Wheels Up is guided by the mission to deliver a premium solution for every customer journey. With the Wheels Up mobile app and website, members and customers have the digital convenience to search, book and fly.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (the “Company”, “Wheels Up”, “our”, “us” or “we”). These forward-looking statements include, but are not limited to, statements regarding: (i) the acquisition of 17 Embraer Phenom 300 and Phenom 300E aircraft and certain related maintenance assets to support the fleet, and existing customer program from GrandView Aviation LLC (the “GrandView Acquisition”), and any expected benefits or impacts to the Company as a result of the GrandView Acquisition or operation of the assets acquired as part of the GrandView Acquisition after closing, including the Company’s ability to consummate the closing of such acquisition on the schedule that it currently anticipates; (ii) the commitment letter entered into between Wheels Up and Bank of America, N.A. and the up to $332 million senior secured revolving credit facility (the “Revolving Facility”) contemplated thereby, including the expected terms of the Revolving Facility, the ability to use net proceeds from the Revolving Facility to fund the GrandView Acquisition, the refinancing of the Company’s existing equipment notes, the potential receipt and expected use of any remaining net proceeds from the initial closing under the Revolving Facility (including the potential future acquisition of aircraft using such net proceeds, assumptions regarding the consummation of aircraft sales currently under contract and other factors that may impact the amount of remaining net cash proceeds expected to be delivered to Wheels Up from such initial closing), the ability of the Company to reborrow under the Revolving Facility in the future, and the ability of the Company to consummate such financing on the terms and timeline that it currently anticipates; and (iii) the Company’s fleet modernization strategy described herein and the ability of the Company to execute such strategy, as well as the expected operational and financial impacts to the Company from implementing such strategy on the timeline that it currently anticipates. The words “anticipate,” “continue,” “could,” “expect,” “plan,” “potential,” “should,” “would,” “pursue” and similar expressions, may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 7, 2024 and the Company’s other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company does not intend to update any of these forward-looking statements after the date of this press release.

For more information, please visit: wheelsup.com

Media Contact
press@wheelsup.com

Investor Contact
ir@wheelsup.com
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